EXHIBIT 23.1 — CONSENT OF INDEPENDENT REGISTERD PUBLIC ACCOUNTING FIRM
     We have issued our report dated July 15, 2005, accompanying the consolidated financial statements and financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting included in the Annual Report of CorVel Corporation on Form 10-K for the year ended March 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statements of CorVel Corporation on Form S-8 (File Nos. 333-58455, 333-16379, and 333-107428).
/S/ GRANT THORNTON LLP
Portland, Oregon
August 2, 2005